Exhibit 10.8

FIRST AMENDMENT TO CHANGE IN CONTROL/SEVERANCE AGREEMENT

This First Amendment to Change in Control/Severance Agreement (this “Amendment”) is made and entered into effective as of December 31, 2017, by and between FORESTAR GROUP INC. (f/k/a Forestar Real Estate Group, LLC, the “Company”), and _______________ (the “Executive”).

WHEREAS, the Company, the Executive and Temple-Inland Inc. (solely for purposes of Section 6.1(C) and the last sentence of Section 2 thereof) previously entered into a Change in Control/Severance Agreement dated _______________ (the “Agreement”);

WHEREAS, a Change in Control (as defined in the Agreement) occurred on October 5, 2017, pursuant to that certain Agreement and Plan of Merger, dated as of June 29, 2017, among D.R. Horton, Inc., Force Merger Sub, Inc. (“Merger Sub”) and the Company, pursuant to which Merger Sub merged with and into Company (the “Merger”), with the Company continuing as the surviving entity in the Merger;

WHEREAS, the Agreement may be modified in a writing signed by the Executive and such officer as may be specifically designated by the Board of Directors of the Company; and

WHEREAS, the Company and the Executive wish to modify the Agreement in certain respects in respect of the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below and contained in the Agreement, the Company and the Executive hereby agree as set forth below.

1.    Effective as of the date first set forth above, the Agreement is amended as follows:

(a)    The second sentence of Section 3 of the Agreement is amended to read in its entirety as follows:

“No Severance Payments shall be payable under this Agreement unless there shall have been a termination or resignation of the Executive’s employment with the Company following a Change in Control and during the Term. For the avoidance of doubt, the Executive and the Company acknowledge and agree that a Change in Control occurred on October 5, 2017.”

(b)    The first, second and third sentences of Section 6.1 of the Agreement are amended to read in their entirety as follows:

“If the Executive resigns his employment for any reason or the Executive’s employment is terminated following a Change in Control (provided that such resignation or termination of employment constitutes a “separation from service” within the meaning of Section 409A of the Code), in either event other than (A) by the Company for Cause, or (B) by reason of death or Disability, then, subject to the Executive’s execution of a general release of claims provided by the Company and substantially similar to the form attached hereto as Exhibit A (the “Release”) within the time period specified therein, the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 (“Severance Payments”) and Section 6.2, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof.”

(c)    A new paragraph is added to the end of Section 6.1(E) to read as follows:

“Notwithstanding the foregoing, the aggregate lump-sum amounts payable pursuant to Section 6.1(A) above and this Section 6.1(E) shall in no event be less than $____________.”

(d)    A new sentence is added to the end of Section 6.1(F) to read as follows:

“Notwithstanding the foregoing, when calculating any amount payable pursuant to Section 6.1(F)(ii) hereof, ‘the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, at the target level, of any individual and corporate performance goals established with respect to such award,’ shall in no event be less than $____________.”

(e)    The first sentence of Section 6.3 of the Agreement is amended to read in its entirety as follows:

“The payments provided in subsections (A), (E) and (F) of Section 6.1 hereof shall be made as soon as practicable (but in any event not later than the fifth day) following the later of (1) the date that the Release becomes effective and irrevocable in accordance with its terms, or (2) if the period during which the Release may be executed and revoked spans two calendar years, the first business day in the second of such calendar years; provided that, to the extent required to satisfy the provisions of Section 409A(a)(2)(B)(i) of the Code, such payments shall be made not earlier than but as soon as practicable on or in any event within five days after (with interest at the 6-month certificate of deposit rate published in The Wall Street Journal on the Date of Termination (or if not published on that date, on the next following date when published) or, if less, the maximum rate that will avoid, if applicable, the imposition of any additional excise taxes under Section 4999 of the Code (the “409A Interest Rate”) the date that is six (6) months after the Date of Termination (the “409A Payment Date”)).”

(f)    The third sentence of Section 11 of the Agreement is amended to read in its entirety as follows:

“This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by the Executive or the Company (including without limitation the Existing CIC Agreement); provided, however, that this Agreement shall supersede any agreement setting forth the terms and conditions of the Executive’s employment with the Company only in the event that the Executive’s employment with the Company is terminated following a Change in Control, by the Company other than for Cause or by the Executive for any reason.”

(g)    Section 15(R) of the Agreement is amended to read in its entirety as follows:

“Good Reason” shall mean the occurrence (without the Executive’s express written consent) after any Change in Control, of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected within 15 days following written notice by the Executive to the Company, given in accordance with Section 10 hereto, specifying the specific circumstances giving rise to Good Reason:
(I) a material reduction in the Executive’s authority, duties or responsibilities, which for purposes of this Agreement shall include only the assignment to the Executive of any duties substantially inconsistent with the Executive’s status as a senior executive officer of the Company or a material adverse alteration in the nature or status of the Executive’s responsibilities from those in effect immediately prior to the Change in Control (including, as applicable and without limitation, the Executive ceasing to be an executive officer of a public company);
(II) a material diminution in base salary as in effect immediately prior to the Change in Control;
(III) a material change in the geographic location at which the Executive must perform services, which for purposes of this Agreement shall include only the relocation of the Executive’s principal place of employment to a location more than fifty (50) miles distant from the Company’s headquarters immediately prior to the Change in Control or the Company’s requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for reasonably required travel on the Company’s business; or
(IV) any other action or inaction that constitutes a material breach of Section 5.4 or 9.1 of this Agreement.
Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. Notwithstanding the foregoing provisions of this definition of “Good Reason,” the events described on Exhibit A hereto do not constitute “Good Reason” for the termination of the Executive’s employment. For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.”

2.    Except as otherwise provided in this Amendment, the Agreement shall remain in effect in accordance with its terms and is hereby ratified and confirmed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment effective as of the date first above written.

FORESTAR GROUP INC.

Name:
Title:

EXECUTIVE

[Signature Page to First Amendment to Change in Control Severance Agreement]
EXHIBIT A
FORM OF RELEASE
[The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]
This RELEASE (this “Release”) is entered into on _____________, by and between Forestar Group, Inc. (the “the Company”) and ________________ (“Employee”) (each of the foregoing individually a “Party” and collectively the “Parties”).
WHEREAS, the Parties are parties to that certain Change in Control/Severance Agreement dated as of __________________, as thereafter amended (the “Severance Agreement”; capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Severance Agreement); and
WHEREAS, Employee and the Company wish to resolve all matters related to the Employee’s employment with the Company and the cessation thereof, on the terms and conditions expressed in this Release.
NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties, intending to be legally bound, agree as follows:
1.Resolution of Disputes. The Parties have entered into this Release as a way of severing the employment relationship between them and amicably settling any and all potential disputes (the “Disputes”) concerning Employee’s service with the Company or the cessation thereof. The Parties desire to resolve the above referenced Disputes and all issues raised by the Disputes, without the further expenditure of time or the expense of contested litigation. Additionally, the Parties desire to resolve any known or unknown claims as more fully set forth below. For these reasons, they have entered into this Release.
2.Separation. Employee and the Company agree that Employee’s employment with the Company shall cease and Employee shall be deemed to have resigned all his positions with the Company, including any officerships and directorships he may hold with the Company or any of its affiliates, all effective as of 11:59 pm CDT on ___________________ (the “Separation Date”).

3.Payments; Benefits.

(a)    Accrued Rights. Employee shall be entitled to payment of all amounts due under Sections 5.2 and 5.3 of the Severance Agreement as set forth therein.

(b)    Separation Benefits. In accordance with Section 6.1 of the Severance Agreement and conditioned upon Employee’s execution, delivery and nonrevocation of this Release (including the Employee General Release (as defined below) that forms a material part of this Release) within the [21-day/45-day] period that immediately follows the Separation Date, the Company shall provide Employee with the payments and benefits described in Section 6.1 of the Severance Agreement. Such payments shall be made in accordance with the terms of Section 6.3 of the Severance Agreement after this Release becomes effective and irrevocable in accordance with its terms.

(c)    Withholding Deductions. All payments made by the Company to Employee hereunder shall be subject to and made in accordance with all applicable tax withholding and other deductions.

4.No Other Benefits. Except as provided in this Release and the Severance Agreement, Employee shall not be entitled to receive any other payment, benefit or other form of compensation from the Company in connection with his employment with the Company or the termination thereof.
5.No Representations as to Taxation. The Company makes no representations regarding the taxability or legal effect of the payments described in this Release or the Severance Agreement, and Employee is not relying on any statement or representation of the Company in this regard. Employee will be solely responsible for the payment of any taxes and penalties assessed on the payments made hereunder or thereunder.
6.Non-Disparagement. Employee shall not, at any time on or after the date hereof disparage the Company or any parent, subsidiary or affiliate of the Company in any way that adversely affects the goodwill, reputation or business relationships of the Company or any such parent, subsidiary or affiliate with the public generally, or with any of their customers, vendors or employees.
7.Employee Release.
(a)    In consideration of the payments (less all applicable withholdings) set forth in Section 3(b) above and subject to the Company’s execution and delivery of this Release in the space provided below (the “Employee Consideration”), Employee, on behalf of himself and his agents, heirs, executors, successors and assigns (collectively, the “Employee Parties”), knowingly and voluntarily releases, remises, and forever discharges the Company and its parents, subsidiaries or affiliates, together with each of their current and former principals, officers, directors, partners, shareholders, agents, representatives and employees, and each of their respective affiliates, and each of the above listed person’s heirs, executors, successors and assigns whether or not acting in his or her representative, individual or any other capacity (collectively, the “Company Releasees”), to the fullest extent permitted by law, from any and all debts, demands, actions, causes of actions, accounts, covenants, contracts, agreement, claims, damages, costs, expenses, omissions, promises, and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (“Claims”), which Employee ever had, now has, or may hereafter claim to have against the Company Releasees by reason of Employee’s employment with the Company or any other Company Releasee, the termination thereof, or any other matter, cause or thing whatsoever relating thereto arising from the beginning of time to the time he signs this Release (the “Employee General Release”). The Employee General Release shall apply to any Claim of any type, including, without limitation, any Claims with respect to Employee’s entitlement to any wages, bonuses, benefits, payments, or other forms of compensation; any claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, or emotional distress; any Claims of any type that Employee may have arising under the common law; any Claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the federal Workers’ Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, each as amended; and any other federal, state or local statutes, regulations, ordinances or common law, or under any policy, release, contract, understanding or promise, written or oral, formal or informal, between any of the Company Releasees and Employee, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of Employee’s employment relationship, or the termination of his employment, with the Company or any Company Releasee.
(b)    Employee intends that the Employee General Release extend to any and all Claims of any kind or character related to the Company or any Company Releasee, and Employee, on behalf of himself, his agents, heirs, executors, successors and assigns, therefore expressly waives any and all rights granted by federal or state law or regulation that may limit the release of unknown claims.
(c)    Employee represents and warrants that Employee has not filed, and Employee will not file, any lawsuit or institute any proceeding, charge, complaint or action asserting any claim released by this Release before any federal, state, or local administrative agency or court against any Company Releasee, concerning any event occurring prior to the signing of this Release.
(d)    Employee understands that nothing contained in this Release limits Employee’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (each a “Government Agency”). Employee further understands that this Release does not limit Employee’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. However, to the maximum extent permitted by law, Employee agrees that if such a charge or complaint is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies. This Release does not limit or prohibit Employee’s right to receive an award for information provided to any Government Agency to the extent that such limitation or prohibition is a violation of law. The Parties also hereby agree that nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing by any party.
(e)    Nothing in this Section 7 shall be deemed to release (i) Employee’s right to enforce the terms of this Release, (ii) Employee’s rights, if any, to any vested benefits as of Employee’s last day of employment with the Company under the terms of an employee compensation or benefit plan, program or arrangement in which Employee is a participant, (iii) any rights of the Employee to indemnification or advancement of expenses under any of the organizational documents of, or any other agreement with, the Company or of any Affiliate of the Company, or (iv) any Claim that cannot be waived under applicable law, including any rights to workers’ compensation or unemployment insurance.
(f)    Employee hereby represents and warrants to the Company that Employee is the sole owner of any Claims that he may now have or in the past had against any of the Company Releasees and that Employee has not assigned, transferred, or purported to assign or transfer any such Claim to any person or entity.
8.Company Release.
(a)    In consideration of the Employee General Release granted by the Employee to the Company above, and subject to the Employee’s execution and delivery of this Release in the space provided below (the “Company Consideration”), the Company, on behalf of itself and its affiliates, knowingly and voluntarily releases, remises, and forever discharges the Employee and the Employee Parties (collectively, the “Employee Releasees”), to the fullest extent permitted by law, from any and all known Claims (except as otherwise provided herein) which the Company ever had, now has, or may hereafter claim to have against the Employee Releasees by reason of Employee’s employment with the Company or any other Company Releasee, the termination thereof, or any other matter, cause or thing whatsoever relating thereto arising from the beginning of time to the time the Company signs this Release (the “Company General Release”). Except as otherwise provided herein, the Company General Release shall apply to any Claim of any type, including any federal, state or local statutes, regulations, ordinances or common law, or under any policy, release, contract, understanding or promise, written or oral, formal or informal, between any of the Employee Releasees and the Company, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of Employee’s employment relationship, or the termination of his employment, with the Company or any Company Releasee. Notwithstanding anything in this Release to the contrary, under no circumstances shall the Company General Release apply to any Claim of any kind unless the Company had actual knowledge of the facts or circumstances giving rise to such Claim as of the date of termination of the Employee’s employment with the Company.
(b)    The Company represents and warrants that the Company has not filed, and the Company will not file, any lawsuit or institute any proceeding, charge, complaint or action asserting any claim released by this Release before any federal, state, or local administrative agency or court against any Employee Releasee, concerning any event occurring prior to the signing of this Release. The parties hereto also hereby agree that nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing by any party.
(c)    Nothing in this Section 8 shall be deemed to release (i) the Company’s right to enforce the terms of this Release, or (ii) any Claim that cannot be waived under applicable law.
(d)    The Company hereby represents and warrants to the Employee that the Company is the sole owner of any Claims that it may now have or in the past had against any of the Employee Releasees and that the Company has not assigned, transferred, or purported to assign or transfer any such Claim to any person or entity.
9.Choice of Law. This Release shall be construed and enforced under and be governed in all respects by the laws of the State of Texas, without regard to the conflict of laws principles thereof.
10.Notices. All notices required by this Release must be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Employee at his last known address on the books of the Company or, in the case of the Company, at each entity’s principal place of business, attention of the Legal Department or to such other address as any Party may specify by notice to the other actually received.
11.Entire Release. This Release, together with the surviving provisions of the Severance Agreement, sets forth the entire agreement between the Parties hereto and expressly supersedes any and all prior agreements or understandings between the Parties hereto pertaining to any of the subjects addressed herein. In the case of any conflict between this Release and the Severance Agreement, the provisions of this Release shall control.
12.Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving Party. The failure of either Party to require the performance of any term or obligation of this Release, or the waiver by either Party of any breach of this Release, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
13.Amendment. This Release may be amended or modified only by a written instrument signed by Employee and by an expressly authorized representative of the Company.
14.Counterparts. This Release may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
15.Consultation with Attorney; Voluntary Agreement. The Company and Parent advise Employee to consult with an attorney of his choosing prior to signing this Release. Employee understands and agrees that he has the right and has been given the opportunity to review this Release and, specifically, the Employee General Release in Section 7 above, with an attorney. Employee also understands and agrees that he is under no obligation to consent to the Employee General Release set forth in Section 7 above. Employee acknowledges and agrees that the Employee Consideration is sufficient consideration to require him to abide with his obligations under this Release, including but not limited to the Employee General Release set forth in Section 7. Employee represents that he has read this Release, including the Employee General Release set forth in Section 7 and understands its terms and that he enters into this Release freely, voluntarily, and without coercion.
16.Revocation Rights. Employee acknowledges and represents that he has been given at least [twenty-one (21)/forty-five (45)] days during which to review and consider the provisions of this Release and, specifically, the Employee General Release set forth in Section 7 above, although he may sign and return it sooner if he so desires. Employee further acknowledges and represents that he has been advised by the Company that he has the right to revoke this Release for a period of seven (7) days after signing it. Employee acknowledges and agrees that, if he wishes to revoke this Release, he must do so in a writing, signed by him and received by the Company no later than 5:00 p.m. central time on the seventh (7th) day of the revocation period. If the last day of the revocation period falls on a Saturday, Sunday or holiday, the last day of the revocation period will be deemed to be the next business day. If no such revocation occurs, the Employee General Release and this Release shall become effective on the eighth (8th) day following his execution of this Release. Employee further acknowledges and agrees that, in the event that he revokes this Release, it (including the Company General Release) shall have no force or effect, and he shall have no right to receive any severance payments pursuant to Section 3(b) hereof.
PLEASE READ CAREFULLY. THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS. THE PARTIES HAVE READ THIS RELEASE, UNDERSTAND AND KNOWINGLY AND VOLUNTARILY ACCEPT EACH OF ITS TERMS, AND AGREE TO BE FULLY BOUND HEREUNDER.
[Signature Page follows.]

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have duly executed this Release, as of the date first above written.

EMPLOYEE:

Name: _____________________________

Date: ______________________________

COMPANY:
FORESTAR GROUP INC.

By: ________________________________

Name: _____________________________

Title: _______________________________

Date: _______________________________